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                                State of Florida

                               [GRAPHIC OMITTED]

                              Department of State


I certify the attached is a true and correct copy of the Articles of Incorporation of PASTA BELLA, INC., a Florida corporation, filed on June 15, 1994, as shown by the records of this office.

The document number of this corporation is P94000045741.


                                  Given under my hand and the Great Seal of
                              the State of Florida, at Tallahassee, the Capital,
                                    this the Twentieth Day of June, 1994



                                       /s/ Jim Smith
                                       ---------------------------
                                           Jim Smith
                                           Secretary of State



[GRAPHIC OMITTED]


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                           ARTICLES OF INCORPORATION
                                       OF
                               PASTA BELLA, INC.

     The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                   ARTICLE I

NAME

     The name of this corporation is Pasta Bella, Inc.

                                   ARTICLE II

NATURE OF THE BUSINESS

     This corporation shall have the power to transact or engage in any business permitted under the laws of the United States and of the State of Florida.

                                  ARTICLE III

AUTHORIZED SHARES

     The capital shock of this corporation shall consist of 1,000 shares of common stock having a par value of $.01 per share.

                                   ARTICLE IV

INITIAL CAPITAL

     The amount of capital with which this corporation shall commence business shall be not less than One Hundred ($100.00) Dollars.

                                   ARTICLE V

TERM OF EXISTENCE

     This corporation shall have perpetual existence.


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                                   ARTICLE VI


INITIAL ADDRESS

     The initial address of the principal place of business of this corporation in the State of Florida shall be 6272 South Dixine Highway, Miami, Florida 33148. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida.

                                  ARTICLE VII

DIRECTORS

     The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. The number of persons constituting the initial Board of Directors shall be 1.

                                  ARTICLE VIII

INITIAL DIRECTORS

     The names and addresses of the initial Board of Directors and officers are as follows:

      Eric P. Littman                         Director/President
      1428 Brickell Avenue
      Suite 202
      Miami, FL 33131


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                                   ARTICLE IX

SUBSCRIBER

     The name and address of the person signing these Articles of Incorporation as subscriber is:

      Eric P. Littman
      1428 Brickell Avenue
      Suite 202
      Miami, FL 33131


                                   ARTICLE X

     The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws.

                                   ARTICLE XI

CONTRACTS

     No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, and officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

                                  ARTICLE XII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     This corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.



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                                  ARTICLE XIII

RESIDENT AGENT

     The name and address of the initial resident agent of this corporation is:


          Berlit Corporate Services, Inc.
          1428 Brickell Avenue
          Suite 202
          Miami, FL 33131

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this on June 13, 1994.



                                           /s/ Eric P. Littman
                                           ---------------------------------
                                           Eric P. Littman, Subscriber

Subscribed and Sworn on June 13, 1994
Before me:

/s/ Isabel Cantera,
---------------------------------
    Isabel Cantera, Notary Public


My Commission Expires: Feb. 25, 1995

ISABEL J. CANTERA
Notary Public, State of Florida
My Comm. Expires Feb. 25, 1995
No. CCO76976


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                  CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
               DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE
                NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED

     Having been named to accept service of process for Pasta Bella, Inc. at the place designated in the Articles of Incorporation, the undersigned is familiar with and accepts the obligations of that position pursuant to F.S. 607.0501(3).


                                                 BERLIT CORPORATE SERVICES, INC.

                                             By: /s/ Eric P. Littman
                                                 -------------------------------
                                                     Eric P. Littman, Secretary

                                                             FILED
                                                      94 JUN 15 AM 11:52
                                                       SECRETARY OF STATE
                                                      TALLAHASSEE, FLORIDA

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                    COPY OF LETTER FROM DEPARTMENT OF STATE








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